SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):October 11, 2001

USinternetworking, Inc.
(Exact Name of Registrant as
Specified in Charter)

25737
(Commission File No.)

52-2078325
(IRS Employer
Identification No.)

Delaware
(State or Other Jurisdiction
of Incorporation)

One USi Plaza
Annapolis, Maryland 21404-7478
(Address of Principal
Executive Offices)

(410) 897-4400
(Registrant’s telephone
number, including area code)

ITEM 5.       OTHER EVENTS

                     On October 11, 2001 USinternetworking, Inc. (“the Company”), issued a press release announcing that Bain Capital Partners, LLC has signed a letter of intent to provide for an equity investment of $100 million. Under the terms of the letter of intent, Bain and its affiliates would initially invest $75 million, with an additional $25 million available upon achievement of certain business milestones.

                     The foregoing description is qualified in its entirety by reference to the Company’s press release dated October 11, 2001, which is attached hereto as Exhibit 99.1.

ITEM 7.        EXHIBITS

                     (c)         Exhibits.

                                  99.1.               The Company’s Press Release dated October 11, 2001.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USinternetworking, Inc.

By: Name: Title:	/s/ William T. Price William T. Price Vice President, General Counsel & Secretary

Date: October 11, 2001

EXHIBIT INDEX

*	99.1 Press Release dated October 11, 2001.

* Filed herewith.